Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 16, 2015, with respect to the consolidated and combined financial statements of Sunoco, LLC as of December 31, 2014 and 2013 and for the years then ended included in this Current Report of Sunoco LP on Form 8-K.  We hereby consent to the incorporation by reference of said report in the Registration Statements of Sunoco LP on Form S-3 (File No. 333-192335) and on Form S-8 (File No. 333-184035).

/s/ GRANT THORNTON LLP

Dallas, Texas
March 23, 2015